UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________________________________________
FORM 8-K
___________________________________________________________

Current Report
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
May 2, 2016
__________________________________________________________

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation)	72-1440714 (I.R.S. Employer Identification No.)
400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

___________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
On May 2, 2016, PetroQuest Energy, Inc. (the "Company") announced a net loss to common stockholders for the quarter ended March 31, 2016 of $39,137,000, or $0.58 per share, compared to first quarter 2015 net loss to common stockholders of $122,240,000, or $1.89 per share. The net losses for the first quarters of 2016 and 2015 included non-cash ceiling test write-downs totaling $18,857,000 and $108,911,000, respectively.
Discretionary cash flow for the first quarter of 2016 was $(2,210,000), as compared to $10,606,000 for the comparable 2015 period. Net cash flow provided by operating activities totaled $(26,190,000) and $23,231,000 during the first quarters of 2016 and 2015, respectively. See the attached schedule for a reconciliation of net cash flow provided by operating activities to discretionary cash flow.
Production for the first quarter of 2016 was 7.6 Bcfe, compared to 10.4 Bcfe for the comparable period of 2015. The reduction in production volumes during the 2016 period is primarily attributable to the sale of the Company's Arkoma assets in June 2015.
Stated on an Mcfe basis, unit prices including the effects of hedges for the first quarter of 2016 were $2.27 per Mcfe, as compared to $3.22 per Mcfe in the first quarter of 2015. Oil and gas sales during the first quarter of 2016 were $17,320,000, as compared to $33,451,000 in the first quarter of 2015.
Lease operating expenses (“LOE”) for the first quarter of 2016 decreased to $8,177,000, as compared to $10,902,000 in the first quarter of 2015. LOE per Mcfe was $1.07 for the first quarter of 2016, as compared to $1.05 in the first quarter of 2015. Per unit lease operating expenses increased during the 2016 quarter as result of the Oklahoma sale in June 2015, which included gas properties that had lower per unit operating costs.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the first quarter of 2016 was $1.30 per Mcfe, as compared to $1.96 per Mcfe in the first quarter of 2015. The decrease in the per unit DD&A rate during the 2016 period is primarily the result of ceiling test write-downs throughout 2015.
Interest expense for the first quarter of 2016 increased to $8,257,000, as compared to $7,874,000 in the first quarter of 2015. During the three month period ended March 31, 2016, capitalized interest totaled $309,000, as compared to $1,998,000 during the 2015 period. Capitalized interest was lower during the 2016 period as a result of the decline in the Company's unevaluated property balance due to the Oklahoma sale in 2015. The increase in interest expense during the 2016 period is primarily attributable to reduced capitalized interest, as well as approximately $400,000 of deferred financing costs that were written off in connection with the Company's debt exchange in February 2016.
General and administrative expenses during the three months ended March 31, 2016 totaled $8,599,000, as compared to expenses of $5,339,000 during the comparable 2015 period. The increase in general and administrative expenses during the three months ended March 31, 2016 is primarily due to $4,740,000 of costs related to the issuance of the Company's 2021 Notes in February 2016.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three month periods ended March 31, 2016 and 2015:

	Three Months Ended March 31,
	2016	2015
Production:
Oil (Bbls)	139,989	147,214
Gas (Mcf)	5,547,477	7,915,504
Ngl (Mcfe)	1,246,632	1,576,540
Total Production (Mcfe)	7,634,043	10,375,330
Avg. Daily Production (Mmcfe/d)	83.9	115.3
Sales:
Total oil sales	$4,358,744	$6,952,900
Total gas sales	10,718,208	21,650,095
Total ngl sales	2,242,762	4,848,046
Total oil and gas sales	$17,319,714	$33,451,041
Average sales prices:
Oil (per Bbl)	$31.14	$47.23
Gas (per Mcf)	1.93	2.74
Ngl (per Mcfe)	1.80	3.08
Per Mcfe	2.27	3.22

The above sales and average sales prices include increases to revenue related to the settlement of gas hedges of $1,032,000 and $2,324,000, oil hedges of $0 and $27,000 and Ngl hedges of $0 and $21,000 for the three months ended March 31, 2016 and 2015, respectively.
The following provides guidance for the second quarter of 2016:

Guidance for
Description	2nd Quarter 2016

Production volumes (MMcfe/d)	61 - 65

Percent Gas	72%
Percent Oil	11%
Percent NGL	17%

Expenses:
Lease operating expenses (per Mcfe)	$1.25 - $1.35
Production taxes (per Mcfe)	$0.04 - $0.07
Depreciation, depletion and amortization (per Mcfe)	$1.35 - $1.45
General and administrative (in millions)*	$3.6 - $4.0
Interest expense (in millions)	$6.4 - $6.9

* Includes non-cash stock compensation estimate of approximately $0.6 million

Operations Update
In the Gulf Coast, the Company's Thunder Bayou well is currently flowing at approximately 30 MMcfe/d (NRI-37%) and its production profile continues to exceed the Company's original expectations. Based on continued outperformance in the lowest interval, the Company now expects to recomplete into the upper section of the Cris R-2 formation (154 net feet of pay) during the third quarter of 2016. The Company’s second quarter production guidance incorporates anticipated declines at Thunder Bayou relative to the timing of the third quarter recompletion.  In the Gulf of Mexico, the Company expects to commence a three well recompletion program at its Ship Shoal 72 field at the end of second quarter.  The Company estimates this program will cost approximately $600,000 and contribute approximately 3 MMcfe/d of production during the third quarter of 2016.

Borrowing Base Update
The Company currently has no borrowings outstanding under its Credit Facility and is undergoing a borrowing base redetermination.  Due in part to the April 2016 sale of the East Hoss assets in Oklahoma, the Company expects that the borrowing base and aggregate commitments under the Credit Facility will be reduced.  Until the ongoing borrowing base redetermination is complete, the Company has agreed to not request any borrowings or issue any letters of credit pursuant to the Credit Facility.

Management’s Comment
“During the first quarter we took several positive steps, building upon efforts started with our June 2015 Woodford sale, aimed at repairing our balance sheet,” said Charles T. Goodson, Chairman, Chief Executive Officer and President. “The debt exchange reduced fixed charges, improved our leverage profile and extended debt maturities, while the recent non-core asset sales increased cash on hand.”

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in the Texas, Louisiana and the shallow waters of the Gulf of Mexico. PetroQuest’s common stock trades on the New York Stock Exchange under the ticker PQ.

Forward-Looking Statements
This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including the volatility of oil and natural gas prices and significantly depressed oil prices since the end of 2014; our indebtedness and the significant amount of cash required to service our indebtedness; our ability to reduce leverage or refinance our remaining 2017 Notes; our estimate of the sufficiency of our existing capital sources, including availability under our bank credit facility and the result of any borrowing base redetermination; our ability to post additional collateral to satisfy our offshore decommissioning obligations; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to raise additional capital to fund cash requirements for future operations; limits on our growth and our ability to finance our operations, fund our capital needs and respond to changing conditions imposed by our bank credit facility and restrictive debt covenants; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain production; approximately 50% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our stock price; our ability to meet the continued listing standards of the New York Stock Exchange with respect to our common stock or to cure any deficiency with respect thereto; and our ability to pay dividends on our Series B Preferred Stock. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the SEC. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets
(Amounts in Thousands)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$53,365	$148,013
Revenue receivable	7,318	6,476
Joint interest billing receivable	38,665	49,374
Derivative asset	1,277	1,508
Other current assets	6,119	3,874
Total current assets	106,744	209,245
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,310,800	1,310,891
Unevaluated oil and gas properties	11,751	12,516
Accumulated depreciation, depletion and amortization	(1,186,262)	(1,157,455)
Oil and gas properties, net	136,289	165,952
Other property and equipment	11,252	11,229
Accumulated depreciation of other property and equipment	(8,925)	(8,737)
Total property and equipment	138,616	168,444
Other assets, net of accumulated depreciation and amortization of $3,922 and $3,842, respectively	1,533	1,630
Total assets	$246,893	$379,319
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$76,815	$97,999
Advances from co-owners	4,097	16,118
Oil and gas revenue payable	23,108	18,911
Accrued interest and preferred stock dividend	2,942	12,795
Asset retirement obligation	5,545	6,015
Accrued acquisition cost	—	4,409
Other accrued liabilities	3,915	2,537
Total current liabilities	116,422	158,784
10% Senior Unsecured Notes due 2017	134,583	347,008
10% Senior Secured Notes due 2021	157,039	—
Asset retirement obligation	37,155	36,541
Other long-term liabilities	1,349	53
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 70,104 and 65,641 shares, respectively	70	66
Paid-in capital	293,072	290,382
Accumulated other comprehensive income	802	947
Accumulated deficit	(493,600)	(454,463)
Total stockholders’ deficit	(199,655)	(163,067)
Total liabilities and stockholders’ deficit	$246,893	$379,319

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2016	2015
Revenues:
Oil and gas sales	$17,320	$33,451
Expenses:
Lease operating expenses	8,177	10,902
Production taxes	338	956
Depreciation, depletion and amortization	10,138	20,654
Ceiling test write-down	18,857	108,911
General and administrative	8,599	5,339
Accretion of asset retirement obligation	608	859
Interest expense	8,257	7,874
	54,974	155,495

Other income:
Other income	97	157

Loss from operations	(37,557)	(121,887)
Income tax expense (benefit)	86	(927)
Net loss	(37,643)	(120,960)
Preferred stock dividend	1,494	1,280
Loss available to common stockholders	$(39,137)	$(122,240)
Loss per common share:
Basic
Net loss per share	$(0.58)	$(1.89)
Diluted
Net loss per share	$(0.58)	$(1.89)
Weighted average number of common shares:
Basic	67,824	64,774
Diluted	67,824	64,774

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Three Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(37,643)	$(120,960)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred tax expense (benefit)	86	(927)
Depreciation, depletion and amortization	10,138	20,654
Ceiling test writedown	18,857	108,911
Accretion of asset retirement obligation	608	859
Share-based compensation expense	442	1,478
Amortization costs and other	562	591
Payments to settle asset retirement obligations	(464)	(894)
Costs incurred to issue 2021 Notes	4,740	—
Changes in working capital accounts:
Revenue receivable	(842)	2,794
Joint interest billing receivable	10,709	14,439
Accounts payable and accrued liabilities	(20,413)	(24,561)
Advances from co-owners	(12,021)	22,182
Other	(949)	(1,335)
Net cash provided by (used in) operating activities	(26,190)	23,231
Cash flows used in investing activities:
Investment in oil and gas properties	(15,812)	(36,033)
Investment in other property and equipment	(23)	(80)
Sale of oil and gas properties	7,000	—
Net cash used in investing activities	(8,835)	(36,113)
Cash flows provided by (used in) financing activities:
Net proceeds for share based compensation	65	405
Deferred financing costs	(38)	(273)
Payment of preferred stock dividend	(1,284)	(1,284)
Redemption of 2017 Notes	(53,626)	—
Costs incurred to issue 2021 Notes	(4,740)	—
Proceeds from bank borrowings	—	15,000
Repayment of bank borrowings	—	(5,000)
Net cash provided by (used in) financing activities	(59,623)	8,848
Net decrease in cash and cash equivalents	(94,648)	(4,034)
Cash and cash equivalents, beginning of period	148,013	18,243
Cash and cash equivalents, end of period	$53,365	$14,209
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$16,781	$17,943
Income taxes	$—	$20

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended
	March 31,
	2016	2015
Net loss	$(37,643)	$(120,960)
Reconciling items:
Deferred tax expense (benefit)	86	(927)
Depreciation, depletion and amortization	10,138	20,654
Ceiling test writedown	18,857	108,911
Accretion of asset retirement obligation	608	859
Non-cash share based compensation expense	442	1,478
Amortization costs and other	562	591
Costs incurred to issue 2021 Notes	4,740	—
Discretionary cash flow	(2,210)	10,606
Changes in working capital accounts	(23,516)	13,519
Settlement of asset retirement obligations	(464)	(894)
Net cash flow provided by (used in) operating activities	$(26,190)	$23,231

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 2, 2016
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer